EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NEWS
FROM
Contact:	Bank Mutual Corporation NASDAQ: BKMU Michael T. Crowley, Jr. Chairman and Chief Executive Officer 414-354-1500
David A. Baumgarten Elected as President and a Director
of Bank Mutual Corporation
Milwaukee, Wisconsin
August 3, 2010
The Board of Directors of Bank Mutual Corporation (the “Company”) has elected David A. Baumgarten as President of the Company, effective as of August 2, 2010. Mr. Baumgarten was also elected to serve as a director of the Company, effective as August 2, 2010. Michael T. Crowley, Jr. will remain as Chairman and Chief Executive Officer of the Company (although relinquishing the title of President).
Mr. Baumgarten was elected President and a director of Bank Mutual, the Company’s wholly-owned subsidiary (the “Bank”), upon joining the Bank in April 2010, and also remains in those positions. Mr. Crowley also remains the Chairman and Chief Executive Officer of the Bank.
Bank Mutual Corporation is traded on The NASDAQ Global Select MarketSM under the symbol “BKMU.” The Company is the fifth largest banking institution headquartered in the state of Wisconsin, with assets at June 30, 2010 of $3.5 billion. The Bank operates 78 offices in the state of Wisconsin and one office in Minnesota.
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CORPORATE HEADQUARTERS
4949 West Brown Deer Road · P.O. Box 245034 · Milwaukee, Wisconsin 53224-9534 · Telephone 414-354-1500